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                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Access Anytime Bancorp, Inc. on Form S-8 (file numbers 333-28217 and 333-28215) of our report dated March 2, 2000 (except as to Note 19 for which the date is March 6, 2000), on our audits of the consolidated financial statements of Access Anytime Bancorp, Inc. and Subsidiary as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which report is included in this annual Report on Form 10-KSB.

                                       Robinson Burdette Martin & Cowan, L.L.P.


Lubbock, Texas
March 6, 2000